Exhibit 10.40

Univeral

(FAR EAST) PTE LTD	7 MAY

oc,eg- No: 198500319K

Undertaking of Transferee

Your Ref	JTC(L) 3601/2506	Date	16 May, 2005

- 1.93

To	Flatted Factory & Business Park Department

The JTC Summit

8 Jurong Town Hall Road

Singapore 609434

Attn	Daphne Loy
RE: TENANCY IN RESPECT OF PREMISES KNOWN AS
PTE LOT A 0618400 AT 1008 TOA PAYOH NORTH #01-09 /10 /11 Singapore 318996
     1, the undersigned hereby agree to assume and adopt all the rights and liabilities in respect of the premises known as Pte Lot A 0618400 whether accrued on or before this date.
Thank you.
Yours faithfully
: /s/ Soon Siew Kuan
Director
Authorised Signatory for and on behalf of
    UNIVERSAL (FAREAST) PTE. LTD.

Universal A
   (FAR EAST) PTE LTD-
Reg. No: 198500319K

Part 2
Acceptance of Transferee

Your Ref	JTC(L) 3601/2506 Temp 5

Date	16 May, 2005

To	Flatted Factory & Business Park Department

The JTC Summit

8 Jurong Town Hall Road

Singapore 609434

Attn	Daphne Loy
RE: TENANCY IN RESPECT OF PREMISES KNOWN AS
PTE LOT A 0618400 AT 1008 TOA PAYOH NORTH #01-09 /10 /11 Singapore 318996 (“Premises”)
1 . We refer to your letter of consent dated 22 July 2004 (“Consent Letter”) issued on the basis of and pursuant to the on-line application no. 26242 for approval for the assignment and transfer of tenancy of the Premises (“the Application”) submitted by TRIO-TECH INTERNATIONAL PTE LTD (“the Transferor”).
2. We confirm that as required under paragraph 5 of the Consent Letter, all payments, documents and information required thereunder have been furnished for your review and verification. In the event that further information or supporting materials are required, we would be in a position to provide the same, on the understanding that your consent and this acceptance are subject to your being satisfied with all payment made and documents and information provided to you.
3. Subject to your verification of such payments, documents and information, we hereby accept the terms and conditions set out in the Consent Letter in respect of the transfer of tenancy of the Premises specified in the Application and agree to comply with the same. We confirm and undertake that all matters set out in the Application on the basis of and pursuant to which the Consent Letter was issued are and vOll remain at all material times true, correct and accurate.
Yours faithfully,
: /s/ Soon Siew Kuan
Director
Authhorised signatory for and on behaff of
UNIVERSAL (FAREAST) PTE. LTD.

Part 1
Acceptance of Transferor

Your Ref	JTC(L) 3601/2506

Date	16 May, 2005

To	Flatted Factory 8, Business Park Department

The JTC Summit

8 Jurong Town Hall Road

Singapore 609434

Attn	Daphne Loy
RE: TENANCY IN RESPECT OF PREMISES KNOWN AS
PTE LOT A 0618400 AT 1008 TOA PAYOH NORTH #01-09 /10 /11 Singapore 318996 (“Premises”)
1 . We refer to your letter of consent dated 22 July 2004 (“Consent Letter”) issued on the basis of and pursuant to our on-line application for approval for the assignment and transfer of tenancy of the Premises (“the Application”).
2. As required under paragraph 5 of the Consent Letter, we attach the various payments due and documents to be produced for your review and verification. In the event that further information or supporting materials are required, we would be in a position to provide the same, on the understanding that your consent and this acceptance are subject to your being satisfied with all payments made and documents and information provided to you.
3. Subject to your verification of such payments, documents and information, we hereby accept the terms and conditions set out in the Consent Letter in respect of the transfer of tenancy of the Premises specified in the Application and agree to comply with the same. We confirm and undertake that all matters set out in the Application on the basis of and pursuant to which the Consent Letter was issued are and will remain at all material times true, correct and accurate.
Thank you.
Yours faithfully
:/s/ Lee-Soon Siew Kuan
  Director of Logistics to
  Authorised signatory for and on behalf of
  Trio-Tech International Pte Ltd

Undertaking of Transferor

Your Ref	JTC(L) 3601/2506

Date	16 May, 2005

To	Flatted Factory & Business Park Department

The JTC Summit

8 Jurong Town Hall Road

Singapore 609434

Attn	Daphne Loy
RE: TENANCY IN RESPECT OF PREMISES KNOWN AS PTE LOT A0618400
AT 1008 TOA PAYOH NORTH #01-09 /10 /11 Singapore 318996
     Well, the undersigned hereby relinquish all our/my rights to and emitting from the Tenancy Agreement of the premises known as Pte Lot A0618400 at 1008 TOA PAYOH NORTH #01-09 /10 /11 Singapore 318996.
Thank you.
Yours faithfully
:/s/ Lee-Soon Siew Kuan
Director of Logistics
  Authorised Signatory for
  and on behalf of Trio-
  Tech International Pte Ltd

File ref JTC(L) 3601/2506

22 July 2004

TRIO-TECH INTERNATIONAL PTE LTD
1008 TOA PAYOH NORTH
40309M 8
SINGAPORE(318996)	By fax and pos
Fax 62596355
Attention to : MISS BETTY ANG
HUMAN RESOURCE MANAGER
Dear Sirs,
TRANSFER OF TENANCY ON PTE LOT A0618400 (TO BE KNOWN AS A0958200)
AT 1008 TOA PAYOH NORTH #01-09 110 /11 Singapore 318996 (“Premises”)
1 . We refer to your online application (“the Application”) for approval of the proposed transfer (“the Transfer”) of the tenancy agreement for the Premises between you, TRIO-TECH INTERNATIONAL PTE LTD and us (“the Tenancy Agreement “) to the transferee named in the Application, i.e. UNIVERSAL (FAR EAST) PTE. LTD, (the “Transferee”) and our in-principle approval relating to the same dated 22 July 2004.
2. We have, in principle, no objection to the Transfer subject to the following conditions being complied with:
a)	You shall pay to us a non-refundable administrative fee of $200.00 (excluding GST at the prevailing rate) for our processing of the Application, which fee is payable in any event and regardless of whether the Transfer is eventually completed or our approval subsequently revoked or withdrawn.

b)	The Transferee and you shall execute and deliver to us a Deed of Novation (which will be prepared by our Legal Department) to effect and thereby legally complete the Transfer within such period as we sUpulate.

C)	You shall bear and pay to us the stamp duty on the Deed of Novation, in duplicate. The stamp duty is $12.00.

d)	The Transferee and you shall respectively submit to us the following Letters of Undertaking:
(i)	undertaking from you, as the Transferor, whereby you shall relinquish all rights to and emitting from the Tenancy

Agreement, in the form as set out in ANNEX A on your letterhead; and

(ii)	undertaking from the Transferee whereby the Transferee shall assume and adopt all the rights and liabilities in respect of the Tenancy Agreement, in the form as set out in ANNEX B on the Transferee’s letterhead.
e)	The Transferee shall be deemed the new tenant of the Properties for the term of the tenancy thereof with effect from the effective novation, where the transfer/assignment arises from a corporate reorganisation, Le , the Transferee shall be deemed to take over the tenancy term of 3 years from the commencement date of such term.

The Transferee shall furnish to us the security deposit as required under the Tenancy Agreement in the form of a cash deposit of :

f)	$10,311.84. for the due performance of the Transferee’s obligations under the Tenancy Agreement; and,

g)	Before completion of the Transfer, you shall settle all outstanding rent, plus GST at the prevailing rate, interest accrued thereon ‘ and all other sums plus GST at the prevailing rate owing to us in respect of the Premises.

h)	Except for the payments to be made with the letter of acceptance as provided in paragraph 5 below, which payment shall be by non cash mode (e.g. cashier’s order or cheque), the Transferee shall pay the rent, service charge and GST at the prevailing rate by Interbank GIRD or any other mode to be determined by us. Accordingly, the Transferee shall provide us with the duly completed and signed GIRD authorisation form as attached. However, pending the GIRD arrangement being finalised, the Transferee shall pay the rent and GST at the prevailing rate as they fall due by cheque.
3. A person (which term includes a body corporate) who is not a party to the Tenancy shall have no right under the Contracts (Rights of Third Parties) Act (as amended or revised from time to time) to enforce the covenants, terms or conditions of this Tenancy.
4. Please note that this letter is concurrently copied to the Transferee, for the Transferee’s acceptance of the terms herein in accordance with and as provided in paragraph 5 below.

2

4. Please note that this letter is concurrently copied to the Transferee, for the Transferee’s acceptance of the terms herein in accordance with and as provided in paragraph 5 below.
5. We require acceptance of the above terms and conditions by both you, the Transferor, and the Transferee and the submission to us of all the following which you shall procure within 2 weeks from the date of this letter, failing which this letter shall lapse in which event our consent to the Transfer shall be deemed revoked and cancelled and the administrative fee under paragraph 2(a) above shall be forfeited if already paid and nevertheless payable by you if not yet paid:
a)	Duly signed letter of acceptance issued on your letterhead by you as the Transferor in the form as set out in ANNEX D (Part 1) accepting all the terms and conditions herein and confirming the truth and accuracy of all matters stated in the Application.

b)	Duly signed letter of acceptance issued by and on the letterhead of the Transferee in the form as set out in ANNEX D (Part 2) accepting all the terms and conditions herein and confirming the truth and accuracy of all matters stated in the Application.

c)	Cash deposit or in lieu thereof, a Banker’s Guarantee as mentioned in paragraph 2(g) above. However, if you opt to pay your monthly rent, service charge and GST at the prevailing rate by Interbank GIRO, the cash deposit payable by you, which is reduced from 3 months to 1 month owing to off-budget measure, is $3,437.28.

d)	The remittance and our receipt of $222.00 made up as follows:

Admin fee (plus GST)	$210.00
Stamp Duty	$12.00
Total amount payable	$222.00
(Please note that this $222.00 payment will be deducted via GIRO)

e)	The Letters of Undertaking in the forms set out in ANNEXES A and B as mentioned in paragraphs 2(d)(i) and 2(d)(ii) above duly issued by the Transferor and Transferee respectively.

f)	The Giro authorisation form duly executed by the Transferee as mentioned in paragraph 2(k) above.

g)	A certified true copy of the Certificate of Incorporation or Certificate of Registration, as the case may be, in respect of the Transferee issued by the Registry of Companies and Businesses in Singapore.

3

h)	If applicable, copies of the application forms submitted to and the clearance letters obtained from the Pollution Control Department and Public Utilities Board respectively in relation to the use of the Premises referred to in paragraph 2(l).
6. Please note that our consent herein is conditional upon:-
a)	the acceptance of the terms and conditions herein and the delivery of the documents and payments in referred to in paragraph 5 above and the verification thereof to our satisfaction; and

b)	all the information provided and the declarations made in the Application being and remaining true, correct and accurate at all times.
7. Please note that this letter and its contents do not waive nor should they be construed as or be deemed to be a waiver of any of our rights or remedies against you or the Transferee, in respect of breaches (if any) on your part of any term, covenant, condition or obligation under or in connection with the Tenancy Agreement. Any waiver by us, to be effective, must be clearly and specifically stated in writing.
8. Kindly advise us of your new address for future correspondence.
Yours faithfully,
:/s/ Mr Eric Lim
ASST MGR (LEASE MGT)
Flatted Factory & Business Park Department
Customer Services Group
LAE) : 68833717
HP: 91252956
Fax: 68855936
Email: tiansiong@jtc.gov.sg
Attd
Cc: UNIVERSAL (FAR EAST) PTE. LTD.
Blk 1008 Toa Payoh North
#0309M 8
Singapore 318996

Please quote our reference when replying Our Ref : JTC(L)3601/2506 Temp 5

10 September 2003

TRIO-TECH INTERNATIONAL PTE LTD	JTC Corporation
1008 TOA PAYOH NORTH	The JTC Summit
8 Jurong Town HAI Road
#0309M8	Singapore 609434
SINGAPORE(318996)
telephone Q) 6560 0056
(Attention : MISS BETTY ANG)
facsimile (65) 6565 5301
web site www.jtc.gov.sg
6 SEP 2003
Dear Sirs
PROPERTY TAX REBATE AND REDUCTION OF SECURITY DEPOSIT FOR THE TENANCY OF THE FACTORY SPACE KNOWN AS PRIVATE LOT A0618400 AT UNIT #01-09/10/11 BLK 1008, TOA PAYOH NORTH, TOA PAYOH NORTH INDUSTRIAL ESTATE SINGAPORE 318996
1	We refer to our letter of offer of tenancy for the above mentioned premises.

2	In response to the current economic condition, we will reduce, as an off-budget measure, the security deposit from three months to one month to ease cash flow, credit lines and reduce business costs. This measure is only available to companies paying monthly rental on GIRO scheme.

3	We are pleased to inform you that subject to your valid acceptance of our offer, you will enjoy

– a 1.5 % property tax rebate effective from I Jul 2003 to 31 December 2003

4	Our Statement of Account in the Letter of Offer of tenancy has reflected the above reduction in property tax and security deposit. Please note that the reduction in property tax and security deposit do not vary any other terms or stipulations in the

5	Please contact me if you need further clarifications.

Yours faithfully
:/s/ Yew Pong
LOH
INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JTC CORPORATION
DID	68833411
FAX	68855901
Email	yewpong@jtc.gov.sg
ENCS

Please quote our reference when replying Our Ref : JTC(L)3601/2506 Temp 5

10 September 2003

JTC Corporation
-The JTC Summit
TRIO-TECH INTERNATIONAL PTE LTD	8 Jurong Town Hall Road
1008 TOA PAYOH NORTH	Singapore 609434
#03-09/18
SINGAPORE(318996)	telephone Q) 6560 0056
facsimile (65) 6565 5301
(Attention: MISS BETTY ANG)	web site www.jtc.gov.sg
BY LOCAL URGENT MAIL
Dear Sirs,
OFFER OF TENANCY FOR FLATTED FACTORY SPACE
1	We are pleased to offer a tenancy of te Premises subject to the covenant, terms and conditions in the annexed Memorandum of Tenancy No. 27.09 (“the M7) and in this letter (collectively called “the Offer”).

2	2.1 The Premises :
Private Lot A0618400 also known as Unit #01 -09/10111 (“the Premises”) in Block 1008 TOA PAYOH NORTH in the TOA PAYOH NORTHINDUSTRIAL ESTATE SINGAPORE 318996 as delineated and edged in red on the plan attached to the Offer.

2.2	Term of Tenancy :

3 years (‘the Term) nth effect from 16 November 2003 (“the Commencement Date”).

2.3	Tenancy:
(a)	Your due acceptance of the Offer in accordance with Clause 3 of this letter shall, together with the Offer, constitute a binding tenancy agreement

(b)	In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the MT, the relevant covenant, term or condition in this letter shall prevail.
2.4	Area :

Approximately 204.60 square metres (the Area).

2.5	Rent

Rent (Discounted Rent)
(a)	Discounted rate of Dollars $13.82 per square metre per month on the Area, Or so long as you shall occupy by way of tenancy an aggregate floor area of 6,127.50 square metres in the Building or in the various hated factories belonging to us; and

(b)	Normal rate of Dollars $14.55 per square metre per month on the Area, in the event that the said aggregate floor area occupied is at any time reduced to below 1000 square metres (when the discount shall be totally withdrawn) with effect from the date of reduction in the said aggregate floor area,

(Rent) to be paid without demand and in advance without deduction on the 1 st day of each moth of the year (i.e. 1 st of January, February, March, etc.). After your first payment is made in accordance with Clause 3 of this letter and the attached Payment Table, the next payment shall be made on 01 December 2003.
2.6	Service Charge :

$125 per square metre per month (“Service Charge”) on the Area as charges Or services rendered by us, payable by way of additional and further rent without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

2.7	Security Deposit/Banker’s Guarantee :

Ordinarily we would require a tenant to lodge with us a security deposit equivalent to three (3) months’ rent and service charge. However, as an offbudget measure and as payment by GIRO has been made a condition with which you must comply under clause 3 of this letter, you shall, at the time of your acceptance of the Offer, place with us a deposit equivalent to one (1) months’ Rent (at the discounted rate) and Service Charge (“ Deposit”) as security against any breach of the covenants, terms and conditions in the Tenancy, as follows :
(a)	The Security Deposit may be in the form of cash or acceptable Banker’s Guarantee in the form attached (effective from 16 September 2003 to 15 February 2007), or such other form of security as we may in our absolute discretion permit or accept.

(b)	The Security Deposit shall be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker’s Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

(c)	If the Rent at the discounted rate is increased to the normal rate, or Service Charge is increased, or any deductions are made from the Security Deposit, you shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) months’ Rent (at the normal or discounted rate, as the case may be) and Service Charge.

(d)	If at any time during the Term, your GIRO payment is discontinued, then you shall place with us, within two (2) weeks of the date of discontinuance of your GIRO payment, the additional sum equivalent to two (2) month’s Re& and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Rent (at the normal or discounted rate, as the case may be) and Service Charge for the remaining period of the Term.

(e)	If at any time during the Term the off-budget measure is withdrawn you shall, if required in writing by us, also pay to us the additional sum equivalent to two (2) month’s Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Rent (at the normal or discounted rate, as the case may be) and Service Charge for the remaining period of the Term.
2.8	Mode of Payment:
(a)	Your first payment to be made with your letter of acceptance in accordance with Clause 3 of this letter and the attached Payment Table shall be by non-cash mode (eg, Cashier’s Order, cheque).

(b)	Thereafter during the Term, you shall pay Rent, Service Charge and GST by Interbank GIRO or any other mode to be determined by us.

(c)	You have an existing account with us from which we shall deduct the aforesaid payments. You are therefore not required to submit a duly completed GIRO form as part of the Mode of Due Acceptance. But if you wish to have a separate GIRO account to meet the aforesaid payments, please complete the GIRO deduction form enclosed.
2.9	Authorised Use :

‘You shall use the Premises for the purpose of MANUFACTURING AND ASSEMBLY OF ELECTRONICS EQUIPMENT only and for no other purpose whatsoever (“the Authorised Use”).

2.10	Approvals :

The Tenancy is subject to approvals being obtained from the relevant governmental and statutory authorities.

2.11	Possession of Premises :
(a)	Subject to your acceptance of the Offer, keys to the Premises shall be made available to you within the period of two (2) months prior to the Commencement Date.

(b)	From the date you accept the keys to the Premises (“Possession Date”) until the Commencement Date, you shall be deemed a licensee upon the same covenants, terms and conditions as in the Tenancy.

©	If you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived (“Rent-Free Period”). Should you fail to so proceed, you shall :

(c1)	remove everything installed by you;

(c2)	reinstate the Premises to its original state and condition; and

(c3)	pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction, without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.
2.12	Loading Capacity :
(a)	Normal (Ground & Non-ground) Floor Premises

You shall comply and ensure compliance with the following restrictions
(al)	maximum loading capacity of the goods lifts in the Building; and

(a2)	maximum floor loading capacity of 15.00 kiloNewtons per square metre of the Premises on the 01 storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.
2.13	Option for Renewal of Tenancy :
(a)	You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy.

(b)	We may grant you a further term of tenancy of the Premises subject to the following :
(bl)	there shall be no breach of your obligations at the time you make your request for a further term, and at the expiry of the Term;

(b2)	the duration of the further term shall be mutually agreed upon;

(b3)	the rent payable shall be at a revised rate to be determined by us, having regard to the market rent of the Premises at the time of granting the further term. Our determination of the rent shall be final and conclusive; and

(b4)	the tenancy for the further term shall be upon the same covenants, terms and conditions except for the duration, rent, security deposit (which shall be equivalent to three (3) month’s rent and service charge instead of two (2) months and excluding a covenant Or renewal of tenancy.
3	Mode of Due Acceptance :

The Offer shall lapse if we do not receive the following by 16 September 2003:
(a)	Duly signed letter of acceptance (in duplicate) of the Offer, in the form set out in the Letter of Accerptance attached. (Please date as required in your letter of acceptance)

(b)	Payment of the sum set out in the Payment Table attached.

(c)	*Duly completed GIRO authorization form.
gR
A copy of the letter of authorization from you to your Banker.

4	Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if those other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

5	Rent-Free Period :

As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in Clause 2.11 (c) of this letter.

6	Variation to the Tenancy :

Any variation, modification, amendment, deletion, addition or otherwise of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether expressed or implied, shall form part of the Offer other than what is contained herein.

7	Car-Parking Scheme

The carpark for Blk 1008 TOA PAYOH NORTH is currently managed by P-PARKING INTERNATIONAL PTE LTD and you will have to observe and be bound by all the rules and regulations governing the use and operation of the carpark. You are requested to contact
1008 TOA PAYOH NORTH To 67494119 Faw 67493689 on
you use of the carpark.

8	Electricity Connection:

Upon your acceptance of the Offer, you are advised to proceed expeditiously to engage a registered electrical consultant or competent contractor to submit three sets of electrical single-line diagrams to and in accordance with the requirements of our Property Support Department of our Customer Services Group at JTC East Zone Office, for endorsement before an application is made to the Power Supply Pte Ltd to open an account for electricity connection.

Please, therefore, contact the Property Support Department at #05-01 Blk 25 Kallang Avenue, Kallang Basin Industrial Estate Singapore 339416 direct for their requirements.

9	To guide and assist you, we endose a Schedule of Statutory Controls for Flatted Factory Occupants.
:/s/ Yew Pong LOH
INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JTC CORPORATION DID:
68833411 FPOQ 68855901
Email: yewpong@jtc.gov.sg
ENCS:

☑ Payment Table	☑ GIRO Form(s) ☑ SpecimenBGPlan
☑ Specimen Acceptance Form	☑ MTNo.27.09
☑ Schedule of Statutory Controls (SC2)]

PAYMENT TABLE
PREMISES: PRIVATE LOT A0618400 UNIT #01-09 /10 /11BLOCK1008
TOA PAYOH NORTH TOA PAYOH NORTH INDUSTRIAL ESTATE,
SINGAPORE 318996

	Amount		+ 4 16 GST
Rent at $1182 psm per month on 204.60 sqm for the period 16 November 2003 to 15 December 2003	$2827.57		$113.10
Less.
1.5% Off-budget Property Tax Rebate (valid from 01/07/2003 to 31/1212003)	$42.41		$1.70
	$2785.16		$111.4O
Service Charge at $2.25 psm per month on 204.60 sqm for the period 16 November 2003 to 16 December 2003	$460.35		$18.41
Total Rent Payable (inclusive of Service Charge)		$3945.51	$129.81
Security Deposit equivalent to three (3) months’ Rent and Service Charge (in cash or Banker’s Guarantee provided in accordance with Clause 2.7 of this letter)	$9163.77
Less.
Equivalent of two (2) month’s Rent and Service Charge (Le Off-budget Measure and GIRO)	$6,575.84	$3,287.93

	Amount		+4 16 GST
Warnp fee payade on Letter of Acceptance (which we will stamp on your behalf) Note: If the Letter is not returned to us within 14 days of the date of the Letter, you will have to pay penalty on the stamp duty which is imposed by Stamp Duty Office of IRAS.		$318.10
Sub-ToQl Payable		$6851.44	$129.81
Add. GST @ 4 1%		$129.81
otal Payable inclusive of GST		$6,981.25

SPECIMEN BANK’S/FINANCE COMPANY’S/
INSURANCE COMPANY’S GUARANTEE FORM
GUARANTE
(Please use garanantor’s Letterhead)
TO: JTC CORPORATION
       THE JTC SUMMIT
       8 JURONG TOWN HALL ROAD
       SINGAPORE 609434
WHEREAS:
[TRIO-TECH INTERNATIONAL PTE LTD] of [ 6 KIAN TECK ROAD — SINGAPORE 628765] (“the Tenant”) is a tenant of the premises known as [UNIT #01 -09/10/11 BLK 1008 TOA PAYOH NORTH TOA PAYOH NORTH INDUSTRIAL ESTATE SINGAPORE 318996] (“the Premises”) pursuant to a letter of offer dated [10 September 2003] from you to and duly accepted by the Tenant (“The Tenancy”, which expression shall include any written amendments made to the Tenancy from time to time).
IN CONSIDERATION OF your agreeing to grant the Tenancy and pursuant to a term of the Tenancy, we, the undersigned, hereby unconditionally undertake to pay to you from time to time on first demand the sum or aggregate sums not exceeding [$    1 (“the Full Guaranteed Sum”) if accompanied by your statement that the Tenant is in breach of any of the Tenant’s Obligations to you under the Tenancy and that the amount demanded is due and payable to you and remains unpaid Provided That our liability under this Guarantee shall not exceed the Full Guaranteed Sum.
Our liability under this Guarantee shall be that of a principal debtor and not by way of surety and such liability shall not be discharged or affected by any event, act or omission whereby our liability would have been discharged if we had been a surety.
This Guarantee is valid from [16 September 2003] and shall expire on [16 February 2007] (“the expiry date”) and our liability hereunder shall cease 0 respect of any chims made after the expiry date.
Notwithstanding that this Guarantee may not have expired, our liability hereunder shall cease forthwith upon our paying to you the Full Guaranteed Sum to be held by you as a security deposit under the Tenancy.
Date :
[Signature, names and designations of authorised signatories of Bank/Finance Company/insurance Company and rubber stamp of Bank/Finance Company/insurance Company]